UNITED USN, INC.

                                 $137,000,000

                      14% SENIOR DISCOUNT NOTES DUE 2003


                        -------------------------------
                         FIRST SUPPLEMENTAL INDENTURE

                          Dated as of March 17, 1997
                        -------------------------------


                        HARRIS TRUST AND SAVINGS BANK,

                                    Trustee




                    FIRST SUPPLEMENTAL INDENTURE, dated as of March 17, 1997, between UNITED USN, INC., a Delaware Corporation (the "Company"), having its principal office at 10 South Riverside Plaza, Suite 401, Chicago, Illinois 60606-3709, and HARRIS TRUST AND SAVINGS BANK, as trustee hereunder (the "Trustee"), having its Corporate Trust Office at 311 West Monroe, Chicago, Illinois 60606.

                                   RECITALS

                    The Company has heretofore executed and
          delivered to the Trustee an Indenture for its 14% Senior Discount Notes due 2003 (the "Senior Notes"), dated as of September 30, 1996 (the "Indenture"), providing for the issuance of the Senior Notes.

                    Section 9.01 of the Indenture provides that the Company and the Trustee may, at any time, without notice to or consent of any Holders of Senior Notes, enter into an indenture supplemental to the Indenture for the purpose of curing any ambiguity in the Indenture, or correcting any provision of the Indenture, provided that such action shall not adversely affect the interests of the Holders of Senior Notes in any material respect.

                    NOW, THEREFORE, THIS FIRST SUPPLEMENTAL
          INDENTURE WITNESSETH:

                    For and in consideration of the premises, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Senior Notes, as follows:

                                  ARTICLE I

                      Relation to Indenture; Definitions

                    Section 1.1 This First Supplemental Indenture constitutes an integral part of the Indenture.

                    Section 1.2  Capitalized terms used herein
          without definition shall have the meanings specified in the Indenture.


                                  ARTICLE II

                               Outside Director

                    Section 2.1  The covenant set forth in Section
          4.22 of the Indenture shall be deleted and replaced with the following:

                    SECTION 4.22. Outside Director. The Company shall, within 120 days following the Closing Date, nominate and take all reasonable actions to cause to be elected a disinterested outside Director to the Board of Directors of the Company who is not a Director on the Issue Date and who has experience in the telecommunications industry (an "Additional Outside Director"). At all times during the period commencing 120 days following the Closing Date and ending on Maturity, in the event that an Additional Outside Director (or any successor Additional Outside Director) is no longer serving as a Director, the Company shall, as promptly as practicable, nominate and take all reasonable actions to cause to be elected, a successor Additional Outside Director.


                    IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgements and as of the day and year first above written.

                                        UNITED USN, INC.

                                        By /s/ J. Thomas Elliott
                                           _________________________
                                        Name:   J. Thomas Elliott
                                        Title:  President and Chief
                                                Executive Officer

          [Corporate Seal]

          Attest:

          /s/ Thomas A. Monson
          ------------------------


                                        HARRIS TRUST AND SAVINGS
                                        BANK,
                                             as Trustee

                                        By /s/ J. Bartolini
                                           ________________________
                                        Name:   J. Bartolini
                                        Title:  Vice President

          [Corporate Seal]

          Attest:

          _______________________



          STATE OF ILLINOIS             )
                                        )    SS.:
          COUNTY OF COOK           )

               On the 17th day of March, 1997, before me personally came J. Thomas Elliott, to me known, who being by me duly sworn, did depose and say that he is President and Chief Executive Officer of United USN, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                   /s/ Lisa Ann Solava
                                   _______________________________
                                   Notary Public

                                   State of Illinois
                                   My commission expires

          [Corporate Seal]



          STATE OF ILLINOIS        )
                                   )    SS.:
          COUNTY OF COOK           )

               On the 18 day of March, 1997, before me personally came J. Bartolini, to me known, who being by me duly sworn, did depose and say that he is Vice President of Harris Trust and Savings Bank, the Trustee described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                   /s/ Marianne Cody
                                   _______________________________
                                   Notary Public

                                   State of Illinois
                                   My commission expires

          [Corporate Seal]